SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2007

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 9, 2007, our subsidiary Interface Europe B.V. (and certain of its subsidiaries, collectively with Interface Europe B.V. referred to as the “Borrower”) entered into a Credit Agreement with ABN AMRO Bank N.V. (A copy of the Credit Agreement is attached hereto as Exhibit 99.1.) Under the Credit Agreement, ABN AMRO will provide a credit facility (the “Facility”) available to the Borrower. The key features of the Facility are as follows:

•	The Facility provides availability for borrowings and bank guarantees in varying aggregate amounts over time as follows:

Time Period	Maximum Amount in Euros (in millions)
1 January 2007 - 30 April 2007	20
1 May 2007 - 30 September 2007	26
1 October 2007 - 30 April 2008	15
1 May 2008 - 30 September 2008	21
1 October 2008 - 30 April 2009	10
1 May 2009 - 30 September 2009	16
From 1 October 2009	5

•	A sub-limit of 2 million Euros applies to bank guarantees issued under the Facility.

•
Interest on borrowings is charged at varying rates computed by applying a margin of 1% over ABN AMRO’s Euro base rate (consisting of the leading refinancing rate as determined from time to time by the European Central Bank plus a debit interest surcharge), which is subject to a minimum of 3.5% per annum. Fees on bank guarantees and documentary letters of credit are charged at a rate of 1% per annum or part thereof on the maximum amount and for the maximum duration of each guarantee or documentary letter of credit issued. An unused line fee of 0.5% per annum is payable with respect to any undrawn portion of the Facility.

•	The Facility is secured by liens on certain real, personal and intangible property of the Borrower.

•
The Facility also includes various financial covenants (which require the Borrower to maintain a minimum interest coverage ratio, total debt/EBITDA ratio, and tangible net worth/total assets) and affirmative and negative covenants, and other provisions that restrict the Borrower’s ability to take certain actions.

•	The Facility will be used to refinance, in part, an intercompany loan provided by Interface Global Company ApS, and to finance the general working capital needs of the Borrower.

ITEM 7.01 REGULATION FD DISCLOSURE.

On March 7, 2007, we sold our subsidiary Pandel, Inc. (which comprises our Specialty Products business segment) for approximately $1.4 million to an entity formed by the general manager of Pandel. Pandel primarily produces vinyl carpet tile backing and specialty mat and foam products. The total assets of this business were $3.3 million, comprised primarily of inventory and accounts receivable. Total liabilities related to this business were $0.4 million. In 2006, Pandel had net sales of $13.0 million and operating income of $0.4 million. Prior to the sale, certain of Pandel’s production assets were conveyed to another of our subsidiaries, where they will continue to be used in our carpet tile backing process. We recorded a pre-tax loss on disposal of approximately $1.6 million in connection with the sale.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

None.

(b)          Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d)          Exhibits.

Exhibit No.	Description
99.1	Credit Agreement, executed on March 9, 2007, among Interface Europe B.V. (and certain of its subsidiaries) and ABN AMRO Bank N.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Patrick C. Lynch
Patrick C. Lynch
Vice President
Date: March 12, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Credit Agreement, executed on March 9, 2007, among Interface Europe B.V. (and certain of its subsidiaries) and ABN AMRO Bank N.V.